Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207759 and No. 333-208932) and Post-Effective Amendment No. 2 to Form S-1 on Form S-3 Registration Statement (No. 333-204906) of Shell Midstream Partners, L.P. of our report dated February 26, 2016 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2017